UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 15, 2019

Commission File Number: 001-38458
LEVEL ONE BANCORP, INC.
(Exact name of registrant as specified in charter)

Michigan (State or other jurisdiction of incorporation)	71-1015624 (I.R.S. Employer Identification No.)

32991 Hamilton Court Farmington Hills, MI (Address of principal executive offices)	48334 (Zip code)
(248) 737-0300
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common stock, no par value	Trading symbol(s) LEVL	Name of each exchange on which registered Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2019 annual meeting of shareholders (the “Annual Meeting”) of Level One Bancorp, Inc. (the "Company") was held on May 15, 2019. There were a total of 7,749,731 shares of common stock outstanding as of the record date for the Annual Meeting, of which 6,475,763 were present in person or by proxy at the meeting, representing 83.6% of the outstanding shares eligible to vote.

Proposal 1:

A proposal to elect ten nominees to serve as directors, each for a term expiring at the 2020 annual meeting of shareholders, was presented to the shareholders. The results of the shareholder vote on the proposal were as follows:

Nominees	Number of Shares Voted For	Number of Shares Voted Withheld	Broker Non-Votes
Patrick J. Fehring	5,892,469	60,088	523,206
Barbara E. Allushuski	5,950,872	1,685	523,206
Victor L. Ansara	5,898,776	53,781	523,206
James L. Bellinson	5,830,598	121,959	523,206
Michael A. Brillati	5,898,776	53,781	523,206
Shukri W. David	5,830,799	121,758	523,206
Thomas A. Fabbri	5,806,991	145,566	523,206
Mark J. Herman	5,895,452	57,105	523,206
Steven H. Rivera	5,834,122	118,435	523,206
Stefan Wanczyk	5,883,439	69,118	523,206

Proposal 2:

A proposal to ratify the appointment of Plante & Moran, PLLC as the Company's independent registered public accounting firm for the year ending December 31, 2019 was presented to the shareholders. The results of the shareholder vote on the proposal were as follows:

	Number of Shares Voted For	Number of Shares Voted Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Plante & Moran, PLLC	6,461,633	12,953	1,177	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2019	LEVEL ONE BANCORP, INC.

	By:	/s/ David C. Walker
	Name:	David C. Walker
	Title:	Executive Vice President and Chief Financial Officer